SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Pan American Silver Corp.
(Exact name of registrant as specified in its charter)

Province of British Columbia, Canada	Not Applicable
(State of incorporation	(IRS Employer
or organization)	Identification No.)

1500 - 625 Howe Street
Vancouver, British Columbia, Canada	V6C 2T6
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Contingent Value Rights
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is contained under the headings “Frequently Asked Questions About the Arrangement and the Tahoe Meeting”, “Note to United States Securityholders”, “The Arrangement – Regulatory Law Matters and Securities Law Matters” and “Transaction Documents – The Rights Indenture” in the proxy circular of Tahoe Resources Inc., dated December 4, 2018 (the “Proxy Circular”), as furnished to the Securities and Exchange Commission (File No. 001-35531) under cover of Form 6-K on December 7, 2018. The information contained under the headings “Frequently Asked Questions About the Arrangement and the Tahoe Meeting”, “Note to United States Securityholders”, “The Arrangement – Regulatory Law Matters and Securities Law Matters” and “Transaction Documents – The Rights Indenture” in the Proxy Circular is hereby incorporated by reference into this registration statement on Form 8-A, and is deemed filed under the Securities Exchange Act of 1934, as amended.

A total of 313,887,490 Contingent Value Rights are outstanding as of February 22, 2019. The rights agent for the Contingent Value Rights is Computershare Trust Company of Canada.

Item 2.

Exhibit No.	Description

1.	Rights Indenture, dated as of February 22, 2019, between Pan American Silver Corp., Minera San Rafael S.A. and Computershare Trust Company of Canada., as Rights Agent.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 22, 2019	Pan American Silver Corp.

	By:	/s/ Michael Steinmann
		Name:	Michael Steinmann
		Title:	President and Chief Executive Officer